TRANSGLOBE ENERGY CORPORATION ANNOUNCES RELEASE DATE OF
FIRST QUARTER 2018 RESULTS AND CONFERENCE CALL

TSX: “TGL” & NASDAQ: “TGA”

Calgary, Alberta, May 3, 2018 - TransGlobe Energy Corporation (“TransGlobe”) will announce its first quarter 2018 financial and operating results on Thursday May 10, 2018 before the opening of the stock markets. A conference call and webcast to discuss the results will be held the same day:

Time:             8:00 a.m. Mountain Time (10:00 a.m. Eastern Time)
Dial-in:         (416) 340-2218 or toll-free at 1-800-377-0758
International Dial-in:     https://www.confsolutions.ca/ILT?oss=1P1R8003770758
Webcast:         http://www.gowebcasting.com/9205

Shortly after the conclusion of the call, a replay will be available by dialing (905) 694-9451 or toll-free at

1-800-408-3053. The pass code is 7393153#. The replay will expire at 23:59 p.m. (Eastern Time) on May 16, 2018. Thereafter, a copy of the call can be accessed through a link on TransGlobe’s website at www.trans-globe.com.

TransGlobe Energy Corporation is a Calgary-based, growth-oriented oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe’s common shares trade on the Toronto Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For further information, please contact: Investor Relations Telephone: (403) 264-9888 Email: investor.relations@trans-globe.com Web site: www.trans-globe.com